UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

Suite 300

9620 Medical Center Drive

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 17, 2014, Dwight L. Bush resigned from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Bush was unanimously confirmed by the U.S. Senate to the post of U.S. Ambassador to the Kingdom of Morocco and has resigned from the Board in order to devote his full business time to the position. Prior to his resignation, Mr. Bush served as chairman of the Audit Committee. On March 17, 2014, Mr. James Huang was elected to serve as the succeeding chairman of the Audit Committee. In connection with his resignation, the Board approved the acceleration of the remaining unvested portion of stock options held by Mr. Bush. Mr. Bush’s decision was not the result of any disagreement between the Company and Mr. Bush on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu

Name: Cynthia W. Hu

Title: COO, General Counsel & Secretary

Date: March 19, 2014